EXHIBIT INDEX

(a)(3)   Articles of Incorporation amended November 14, 2002.

(h)(9) Transfer Agency Agreement between Registrant and American Express Client Service Corporation, dated May 1, 2003.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Independent Auditors' Consent.

(q)(1) Directors'/Trustees' Power of Attorney to sign Amendments to this Registration Statement dated January 7, 2004.

(q)(3) Trustees' Power of Attorney to sign Amendments to this Registration Statement dated January 7, 2004.